UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2019

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 4, 2019, TopBuild Corp., a Delaware corporation (“we,” “us” or “our”), entered into an accelerated share repurchase agreement (the “2019 ASR Agreement”) with Bank of America, N.A. to repurchase an aggregate of $50.0 million of the Company’s outstanding common stock.  Pursuant to the 2019 ASR Agreement, we will pay $50.0 million to Bank of America, N.A. in exchange for an initial delivery on November 5, 2019, of approximately 390,000 shares of our common stock, as agreed between us and Bank of America, N.A.  The final number of shares to be repurchased under the 2019 ASR Agreement will be based on the average of the daily volume-weighted average prices of our common stock during the term of the transaction, less an agreed upon discount, and subject to potential adjustments pursuant to the terms and conditions of the 2019 ASR Agreement.  The final settlement of the transaction under the 2019 ASR Agreement is expected to occur no later than the first quarter of 2020.  At final settlement, under certain circumstances, Bank of America, N.A. may be required to deliver additional shares of common stock to us, or, under certain circumstances, we may be required either, at our election, to deliver shares of our common stock or to make a cash payment to Bank of America, N.A.

The 2019 ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the 2019 ASR Agreement may be accelerated, extended or terminated early by Bank of America, N.A. and various acknowledgments, representations and warranties made by the parties to one another. From time to time, Bank of America, N.A. and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The 2019 ASR Agreement is part of our previously announced $200.0 million share repurchase plan, as approved by our Board of Directors.

The foregoing description of the 2019 ASR Agreement is a summary and is qualified in its entirety by the terms of the 2019 ASR Agreement, which will be filed in the Company’s Annual Report on Form 10-K for year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ John S. Peterson
		Name:	John S. Peterson
		Title:	Vice President and Chief Financial Officer
Dated: November 5, 2019

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